Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

CADRENAL THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
	Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	694,550 shares (3)	$0.6571	$456,389	$0.00014760	$68.00
			Total Offering Amounts			$456,389		$68.00
			Total Fee Offsets					—
			Net Fee Due					$68.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of additional shares that may be issued pursuant to the above-named plans as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. The Proposed Maximum Offering Price Per Share is $0.6571 per share, which is based upon the average of the high and low sale prices of the Registrant’s common stock reported on the Nasdaq Capital Market on March 8, 2024.

(3)	Represents shares of common stock that were automatically added to the number of shares authorized for issuance under the Cadrenal Therapeutics, Inc. 2022 Successor Equity Incentive Plan (the “Plan”) on January 1, 2024 pursuant to an “evergreen” provision contained in the Plan.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The computation is based on $0.6571 per share, which is the average high and low prices of the registrant’s common stock as reported on the Nasdaq Capital Market on March 8, 2024.